UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2016

Medidata Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34387	13-4066508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hudson Street, 9th Floor New York, New York		10014
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Executive Change in Control Agreements for CEO and President

Medidata Solutions, Inc. (the “Company”) previously disclosed that it entered into executive change in control agreements with the Company’s named executive officers dated as of January 20, 2009, and has also disclosed amendments made to such agreements on March 1, 2012 and July 7, 2014 (as so amended, the “Prior CIC Agreements”).

As of August 9, 2016, the Prior CIC Agreements for each of Tarek Sherif (the Company’s Chairman and CEO) and Glen de Vries (the Company’s President) were further amended and restated to provide for, in the case of a double-trigger change in control event, (1) increase of the severance payment from one to two times the sum of (a) the base salary for the year of termination and (b) the full target bonus amount for the year of termination (or, if greater, the annual incentive award amount actually paid to the executive for the previous year) and (2) extension of the continuation of benefits from one to two years, all subject to the terms and conditions therein. The severance payment is payable in cash, in a lump sum. No other material changes were made to the Prior CIC Agreements with Messrs. Sherif and de Vries as a result of the amendment and restatement of such agreements. No other named executive officers’ existing change in control agreements were amended at this time.

The foregoing description of the amendment is not complete and is qualified in its entirety by reference to the full terms and conditions of the amended and restated change in control agreement for Messrs. Sherif and de Vries, which is filed as Exhibit 10.1 to this Form 8-K.

Compensatory Arrangements of Certain Officers

The following updates our disclosures in our 8-K filed on March 3, 2016 with respect to compensatory arrangements for Mike Capone, the Company’s Chief Operating Officer.

On August 9, 2016, the compensation committee (the “Committee”) of the board of directors of the Company approved increasing Mr. Capone’s 2016 target cash bonus from $332,500 to $475,000 (on an annualized basis) in light of Mr. Capone’s increased responsibilities. The increase in the bonus target will be considered on a pro rata basis from the date Mr. Capone assumed such additional responsibilities.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Amended and Restated Executive Change in Control Agreement for Tarek Sherif and Glen de Vries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.

Date: August 15, 2016

	By:	/s/ MICHAEL I. OTNER
	Name:	Michael I. Otner
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amended and Restated Executive Change in Control Agreement for Tarek Sherif and Glen de Vries.